P13000064240

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H25000048127 3)))

H250000481273ABCS

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To:

Division of Corporations
Fax Number : (850)617-6380

From:

Account Name : ANTHONY L.G., PLLC
Account Number : I20140000006
Phone : (561)514-0936
Fax Number : (561)514-0832

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: ____________________

COR AMND/RESTATE/CORRECT OR O/D RESIGN

RELIANCE GLOBAL GROUP, INC.

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Page Count	05
Estimated Charge	$35.00

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FILED
2025 FEB -7 PM 3:29
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

RECEIVED
2025 FEB -7 PM 3:52

Articles of Amendment
to
Articles of Incorporation
of

Reliance Global Group, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P13000064240

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

____ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS)

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX)

FILED 2025 FEB -7 PM 3:29 SECRETARY OF STATE TALLAHASSEE, FLORIDA

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent ____

____
(Florida street address)

New Registered Office Address: ____, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable

☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	____	____	____
____ Add			____
____ Remove			____
2) ____ Change	____	____	____
____ Add			____
Remove			
3) ____ Change	____	____	____
____ Add			____
____ Remove			____
4) ____ Change	____	____	____
____ Add			____
____ Remove			____
5) ____ Change	____	____	____
____ Add			____
____ Remove			____
6) ____ Change	____	____	____
____ Add			____
____ Remove			____

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority

to issue is a total of two billion seven hundred and fifty million (2,750,000,000) shares consisting of two classes of stock,

to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of

$.086 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is two billion

of this Article IV.

See attached

The date of each amendment(s) adoption: ____________________, if other than the date this document was signed.

Effective date if applicable: ____________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ____________________."

(voting group)

FILED
2025 FEB -7 PM 3:29
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Dated 2/7/2025

Signature Ezra Bayman

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Ezra Bayman

(Typed or printed name of person signing)

CEO

(Title of person signing)

(((H25000048127 3)))

O

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF Reliance Global Group, Inc.

Pursuant to Section 607.1001 and Section 607.1006 of the Florida Business Corporation Act (the "FBCA"), Reliance Global Group, Inc., a Florida corporation (the "Corporation"), hereby amends ("Articles of Amendment") its articles of incorporation, as amended (the "Articles of Incorporation"), as follows:

1. Upon the effectiveness of these Articles of Amendment pursuant to the FBCA, Article 4, Section 1 of the Articles of Incorporation of the Corporation is amended and restated in its entirety to provide as follows:

   > Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is a total of two billion seven hundred and fifty million (2,750,000,000) shares consisting of two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.086 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is two billion (2,000,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have the authority to issue is seven hundred and fifty million (750,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations preferences, limitations, restrictions, and relative participating, optional and other rights of the Preferred Stock and the qualifications, limitations, or restrictions relating thereto shall hereinafter be prescribed by resolution or the Board of Directors pursuant to Section 3 of this Article IV.

2. These Articles of Amendment shall become effective on filing with the Secretary of State of the State of Florida.

3. These Articles of Amendment were duly adopted and approved by the Board of Directors of the Corporation and by the shareholders of the Corporation in accordance with Section 607.1003 the FBCA.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation as of February 7, 2025.

Reliance Global Group, Inc.

By: Signed by Ezra Beyman

Name: Ezra Beyman
Title: Chief Executive Officer

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